SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -----------------------


                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                    Date of Report (Date of earliest event
                           Reported): March 6, 1997

                             MAI SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

            1-9158                                        22-2554549
   (Commission file number)            (I.R.S. employer identification number)

9600 Jeronimo Road, Irvine, California                       92718
(Address of principal executive offices)                  (Zip code)


        (714) 580-0700
(Registrant's telephone number
     including area code)


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Item 5.  Other Events

     On March 6, 1997 MAI Systems Corporation acquired the CIMPRO division of Oracle Corporation's wholly-owned subsidiary, Datalogix International Inc. Located in Valhalla, New York, CIMPRO develops and markets process manufacturing Enterprise Resource Planning (ERP) solutions for food, chemical and pharmaceutical manufacturers world-wide. Process manufacturing generally involves the conversion of bulk raw materials into a finished, packaged, product, such as milk into cheese or chemicals into a pharmaceutical product.

     MAI paid $5.9 million in cash for CIMPRO.

     MAI will actively support both its CIMPRO and MANBASE customers. MAI has retained key CIMPRO personnel to ensure continuity of development, support and customer service for both product lines.

     In connection with the acquisition, MAI completed previously announced financing with Canyon Capital Management, LLP, pursuant to which it issued $6 million of its 11% Notes due 2004 with warrants to purchase 750,000 shares of Common Stock at $8.00.


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




                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 18, 1997

                                       MAI Systems Corporation
                                       (Registrant)


                                       By:/s/ Stanley P. Witkow
                                       Name:  Stanley P. Witkow
                                       Title: Vice President, Corporate and
                                              Legal Affairs and Secretary
























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